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                                                                EXHIBIT 6

           SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC.
                          1996-1997 STOCK OPTION PLAN


                                   ARTICLE I

                                Purpose of Plan
                                ---------------

          The 1996-1997 Stock Option Plan (the "Plan") of Seven-Up/RC Bottling Company of Southern California, Inc. (the "Company"), adopted by the Board of Directors of the Company on January 30, 1997 (the "Adoption Date"), for directors, officers, executives, and other key employees of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company depends.


                                   ARTICLE II

                                  Definitions
                                  -----------

          For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

          "Board" shall mean the Board of Directors of the Company.
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          "Cause" shall mean (i) a Participant's theft or embezzlement, or
           -----
attempted theft or embezzlement, of money or property of the Company, a Participant's perpetration or attempted perpetration of fraud, or a Participant's participation in a fraud or attempted fraud, on the Company or a Participant's unauthorized appropriation of, or a Participant's attempt to misappropriate, any tangible or intangible assets or property of the Company,
(ii) any act or acts of disloyalty, misconduct, or moral turpitude by a Participant injurious to the interest, property, operations, business, or reputation of the Company or a Participant's conviction of a crime the commission of which results in injury to the Company or (iii) a Participant's failure or inability (other than by reason of Disability) to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company, as determined in the reasonable judgment of the Board.

          "Change of Control" means with respect to the Company and its
           -----------------
Subsidiaries, (a) the consummation of a sale, transfer, or other disposition of all or substantially all of the assets of the Company (determined on a consolidated basis) after the Adoption Date, (b) any transfer of voting power with respect to the Company's capital stock after the Adoption Date (whether effected by agreement among stockholders, irrevocable proxy, voting trust, issuance or transfer of capital stock, merger, consolidation, or other reorganization or means, including a reorganization under bankruptcy or insolvency laws) if as a result of such transfer a Person (including a "group," as such term is defined under Section 13(d)(3) of the Exchange Act) becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company, (c) a change in the composition of the Board arising as the result of, or in connection with, any cash tender offer or exchange offer, merger or other
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business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), such that the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board or the board of directors of any successor to the Company, or (d) the adoption by the Company of a plan of liquidation or dissolution (other than pursuant to a bankruptcy or insolvency) after the Adoption Date.

          "Code" shall mean the Internal Revenue Code of 1986, as amended,
           ----
and any successor statute.

          "Committee" shall mean the Compensation Committee of the Board.  The
           ---------
membership of the Compensation Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

          "Common Stock" shall mean the Company's Common Stock, par value $0.01
           ------------
per share, or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Disability" shall mean the inability, due to illness, accident,
           ----------
injury, physical or mental incapacity or other disability, of any Participant to carry out effectively such Participant's duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fair Market Value" of a share of Common Stock means, as of the date
           -----------------
in question, the officially-quoted closing selling price of such share (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including, for this purpose, any over-the-counter market) (the "Market") for the immediately preceding trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Committee or, in the absence of the Committee, by the Board.

          "Options" shall have the meaning set forth in Article IV.
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          "Participant" shall mean any director, officer, executive, or other
           -----------
key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Subsidiary" means a corporation, association, or other business
           -----------
entity of which the Company holds, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether any other class or classes of capital stock of such corporation may have voting power by reason or the happening of any contingencies).

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          "Sale of the Company" shall mean (i) a merger or consolidation
           -------------------
effecting a change in control of the Company with and into another Person pursuant to which the Company is not the surviving Person of such merger or consolidation, (ii) a sale of all or substantially all of the Company's assets, or (iii) a sale of a majority of the Company's outstanding voting securities.


                                  ARTICLE III

                                 Administration
                                 --------------

          The Plan shall be administered by the Committee; provided, that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Subject to the limitations of the Plan, the Committee shall be authorized to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, or rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, and
(vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Decisions of the Committee on all matters within its authority and relating to the Plan shall be conclusive and binding upon the Participants, the Company, and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member or officer, by any other member of the Committee, or by any officer of the Company in connection with the performance of such Person's duties under the Plan, except for such Person's own willful misconduct or as expressly provided by statute.



                                   ARTICLE IV

                         Limitation on Aggregate Shares
                         ------------------------------

          The number of shares of Common Stock with respect to which options may be granted under the Plan (the "Options") and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 417,693 shares; provided, that the type and the aggregate number of shares of Common Stock that may be subject to Options shall be subject to adjustment in accordance with the provisions of paragraph 6.8 below; provided further, that to the extent any Options expire unexercised or are canceled, terminated, or forfeited in any manner without the issuance of Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine in its sole discretion.

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                                   ARTICLE V

                                    Awards
                                    ------

          5.1   Options.  The Committee may grant Options to Participants
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in accordance with this Article V.

          5.2   Form of Option.  Options granted under this Plan shall be
                --------------
nonqualified stock options and are not intended to be "incentive stock options"
                                   ---
within the meaning of Section 422A of the Code or any successor provision.

          5.3   Exercise Price.  The option exercise price per share of Common
                --------------
Stock shall be fixed by the Committee from time to time at $8.00 (the "Exercise Price").

          5.4   Exercisability.  Options shall be exercisable at such time or
                --------------
times as the Committee shall determine at or subsequent to the time of grant.

          5.5   Payment of Exercise Price.
                -------------------------

          (a) Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the Exercise Price. Payment of the Exercise Price shall be made in (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate Exercise Price payable with respect to the exercise of such Options, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares of Common Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate Exercise Price payable with respect to the Options so exercised, or
(v) by any combination of the foregoing. Options may also be exercised upon payment of the Exercise Price of the shares of Common Stock to be acquired by delivery of the Participant's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

          (b) In the event that a Participant elects to pay the Exercise Price payable with respect to an Option pursuant to Section 5.5(a)(ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment thereof, (B) such Participant must present evidence acceptable to the Company that such Participant has owned any such shares of Common Stock tendered in payment of the Exercise Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the Participant, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the Exercise Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Participant's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the Participant to a brokerage account specified by the Company. When payment of the Exercise Price is made by delivery of Common Stock, the difference, if any, between the aggregate Exercise Price payable with respect to the Option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment thereof (plus any applicable taxes) shall be paid

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in cash.  No Participant may tender shares of Common Stock having a Fair Market
Value exceeding the aggregate Exercise Price payable with respect to the Option being exercised.

          (c) In the event that a Participant elects to pay the Exercise Price payable with respect to an Option pursuant to Section 5.5(a)(iv) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be withheld in payment thereof and (B) such Participant must present evidence acceptable to the Company that such Participant has owned a number of shares of Common Stock at least equal to the number of shares of Common Stock to be withheld in payment of the aggregate Exercise Price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the aggregate Exercise Price is made by the Company's withholding shares of Common Stock, the difference, if any, between the aggregate Exercise Price payable with respect to the Option being exercised and the Fair Market Value of the share(s) of Common Stock withheld in payment thereof (plus any applicable taxes) shall be paid in cash. No Participant may authorize the withholding of shares of Common Stock having a Fair Market Value exceeding the aggregate Exercise Price payable with respect to the Option being exercised. Any withheld shares of Common Stock shall no longer be issuable under such Option.

          5.6   Terms of Options.  The Committee shall determine the term of
                ----------------
each Option, which term shall in no event exceed ten years from the date of grant.


                                   ARTICLE VI

                               General Provisions
                               ------------------

          6.1   Conditions and Limitations on Exercise.  Options may be made
                --------------------------------------
exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted. Unless otherwise provided herein or in the terms of the related Option Agreement (as defined below), a Participant may exercise an Option only if such Participant is, and has been continuously since the date the Option was granted to such Participant, a director, officer, or employee of the Company.

          6.2   Sale of the Company.  In the event of a Sale of the Company or a
                -------------------
Change of Control, the Committee may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company at the time of the Sale of the Company and that such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

          6.3   Written Agreement.  Each Option granted hereunder to a
                -----------------
Participant shall be embodied in a written agreement (an "Option Agreement") which shall be signed by the Participant and by the Chairman or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate ("Designees") to repurchase from each Participant, and such Participant's transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant's termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company, and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

          6.4   Listing, Registration, and Compliance with Laws and Regulations.
                ---------------------------------------------------------------
Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock subject to the Options upon any securities exchange or under any state or federal securities law or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares of Common Stock thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations, and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers of the Company and other Persons subject to
Section 16(b) of the Exchange Act, the Committee may, at any time, impose any limitations upon the exercise of an Option that, in the Committee's sole discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations promulgated thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its sole discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

          6.5   Nontransferability.  Options may not be transferred other than
                ------------------
by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

          (i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and

          (ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant's Option Agreement.

          6.6   Expiration of Options.
                ---------------------

          (a) Normal Expiration.  In no event shall any part of any Option be
              -----------------
exercisable after the date of expiration thereof (the "Expiration Date"), as determined by the Committee pursuant to paragraph 5.6 above.

          (b) Early Expiration Upon Termination of Employment.  Except as
              -----------------------------------------------
otherwise provided by the Committee in the Option Agreement, any portion of a Participant's Option that was not vested and exercisable on the date of the termination of such Participant's employment with the Company shall expire and be forfeited as of such date, and any portion of a Participant's Option that was vested and exercisable on the date of the termination of such Participant's employment with the Company shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant's Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), his Option shall expire 90 days after the date of his retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged other than for Cause, such Participant's Option shall expire 30 days after the date of his discharge, but in no event after the Expiration Date.

          6.7         Withholding Taxes.  The Company shall be entitled, if
                      -----------------
necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares of Common Stock issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

          6.8         Adjustments.  In the event of a reorganization,
                      -----------
recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options, and the Exercise Prices specified therein as may be determined to be appropriate and equitable.

          6.9         Rights of Participant.  Nothing in this Option shall
                      ---------------------
interfere with or limit in any way the right of the Company to terminate any Participant's employment with the Company at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant's termination of employment with the Company (including, but not limited to, the termination of such Participant's employment by the Company without Cause) any portion of such Participant's Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be reselected as a Participant.

          6.10         Amendment, Suspension, and Termination of Plan.  The
                       ----------------------------------------------
Board or the Committee may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan from time to time in such respects as the Board or the Committee may deem advisable; provided, that no such amendment shall be made without approval of the Company's Stockholders to the extent such approval is required by law, agreement, or the rules of any exchange upon which the Common Stock is then listed, and no such amendment, suspension, or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption by the Company of the Plan.

          6.11         Amendment, Modification, and Cancellation of Outstanding
                       --------------------------------------------------------
Options.  The Committee may amend or modify any Option in any manner to the
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extent that the Committee would have had the authority under the Plan initially to grant such Option; provided, that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

          6.12         Indemnification.  In addition to such other rights of
                       ---------------
indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding; provided, that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.


                             *      *      *      *